SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2020

AMERICAN CANNABIS COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File Number 000-26108	90-1116625 (I.R.S. Employer Identification Number)

2590 Walnut Street #6, Denver, Colorado 80205

(Address of Principal Executive Offices and Zip Code)

(303) 974-4770

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 8 - Other Events

Item 8.01 Other Events.

On October 15, 2019, the Company filed Form 8-K disclosing its entry into a material definitive agreement with White Lion Capital, a Nevada Limited Liability Company (“White Lion”). Pursuant to an Common Stock Purchase Agreement between the Company and White Lion, White Lion agreed to invest up to Seven Million, Five Hundred Thousand Dollars ($7,500,000) to purchase the Registrant’s Common Stock, par value $0.00001 per share.  Concurrently, the Registrant and White Lion entered into a Registration Rights Agreement, whereby the Registrant agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, and applicable state securities laws, with respect to the shares of Common Stock issuable to White Lion pursuant to the terms and conditions of the Common Stock Purchase Agreement.

On October 23, 2019, the Company filed Form S-1 Registration Statement for 34,090,909 shares of Company common stock to be sold to White Lion under the Common Stock Purchase Agreement and Registration Rights Agreement. The Securities and Exchange Commission granted notice of effectiveness of the registration on November 4, 2019.

Pursuant to the Common Stock Purchase Agreement, on June 15, 2020, the Company sold 250,000 registered common shares to White Lion in exchange for $28,525.50.

The Company will use the funds for general corporate and working capital purposes and acquisitions of assets, businesses or operations or for other purposes that the board of directors of the Company, in its good faith, deems to be in the best interest of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated June 16, 2020

AMERICAN CANNABIS COMPANY, INC.

(Registrant)

By: /s/ Terry Buffalo

Terry Buffalo

Principal Executive Officer